Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Next Fuel, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert H. Craig, Chief Executive Officer, and Robin Kindle, Principal Financial Officer, of the Company, each hereby certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ended June 30, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of Next Fuel, Inc.

NEXT FUEL, INC.

Date: August 14, 2013	By:	/s/ Robert H Craig
Robert H. Craig
Chief Executive Officer and Chairman of the Board of Directors

NEXT FUEL, INC.

Date: August 14, 2013	By:	/s/ Robin Kindle
Robin Kindle
Principal Financial Officer